Exhibit 5

          [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]

                                                   Direct Line:  212.859.8136
                                                   Fax:  212.859.8586
                                                   bagneje@ffhsj.com

                                                   June 3, 2003

IPC Acquisition Corp.
88 Pine Street
New York, New York 10005

          RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We are acting as special counsel to IPC Acquisition Corp., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 250,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company, issuable pursuant to the IPC Acquisition Corp. Amended and Restated 2002 Stock Option Plan (the "Plan"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Plan will be duly authorized by the Company and will comply with all applicable laws.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the provisions of the Plan and the applicable agreements thereunder, will be duly authorized, validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the General
Corporation Law of the State of Delaware (the "GCLD"), and applicable provisions of the Constitution of the State of Delaware, in each case as currently in effect, and the reported judicial decisions interpreting the GCLD and the Delaware Constitution.

          The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                              Very truly yours,

                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                              By:  /s/ Jeffrey Bagner
                                  ------------------------------------
                                  Jeffrey Bagner